Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
OF
ENOVA SYSTEMS, INC.
(Amended and Restated through December 4, 2007)

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AMENDED AND RESTATED
BYLAWS
OF
ENOVA SYSTEMS INC.
ARTICLE I — OFFICES
SECTION 1 — PRINCIPAL OFFICE
     The principal office for the transaction of the business of the corporation is hereby fixed and located in the City of Rohnert Park, County of Sonoma, state of California.
     The board of directors is hereby granted full power and authority to change said principal office from one location to another in said State.
SECTION 2 — OTHER OFFICES
     Branch or subordinate offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.
ARTICLE II — MEETINGS OF SHAREHOLDERS
SECTION 1 — PLACE OF MEETINGS
     All annual and all other meetings of shareholders shall be held at the principal office of the corporation, or at any other place within or without the State of California which may be designated either by the board of directors pursuant to authority hereinafter granted to said board, or by the written consent of all shareholders entitled to vote thereat, provided such shareholder consent is given either before or after the meeting and filed with the secretary of the corporation.
SECTION 2 — ANNUAL MEETINGS
     An annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. At that meeting, directors shall be elected. Any other proper business may be transacted at the annual meeting of shareholders.

SECTION 3 — SPECIAL MEETINGS
     Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president or by the board of directors or the chairman of the board or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.
     If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, and the notice shall set forth that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) or more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.
SECTION 4 — NOTICE OF SHAREHOLDERS’ MEETINGS
     All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) or more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and, (i) in the case of a special meeting, the general nature of the business to be transacted or, (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.
     Under the California Corporations Code, the notice shall also state the general nature of the proposal if action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, (ii) an amendment of the articles of incorporation, (iii) a reorganization of the corporation, (iv) a voluntary dissolution of the corporation under Section

1900 of that Code or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares under.
SECTION 5 — MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE
     Notice of any shareholders’ meeting shall be given either personally or by first-class mail or telegraphic or written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or has been so given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, delivered to a common carrier for transmission to the recipient, actually transmitted by electronic means to the recipient by the person giving the notice, or sent by other means of written communication.
     If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.
     An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting may be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and filed and maintained in the minute book of the corporation.
     SECTION 6 — ADJOURNED MEETINGS AND NOTICE THEREOF.
     Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at such meeting except in the case of the withdrawal of a shareholder from a quorum as provided in Section 9 of this Article II.

     When any shareholders’ meeting, either annual or special, is adjourned for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken. At any adjourned meetings the corporation may transact any business that might have been transacted at the regular meeting.
SECTION 7 — VOTING AT MEETINGS OF SHAREHOLDERS
     The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 8 of this Article II, subject to the provisions of the California Corporations Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership) . The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present (or if a quorum had been present earlier at the meeting but some shareholders had withdrawn), the affirmative vote of a majority of the shares represented and voting, provided such shares voting affirmatively also constitutes a majority of the number of shares required for a quorum, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or by the articles of incorporation.
     Every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit; provided that the names of the candidate or candidates for whom the shareholder votes have been placed in nomination prior to the voting and that at least one shareholder has given notice at the meeting prior to the voting of an intention to cumulate votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Votes against a director and votes withheld shall have no legal effect.
SECTION 8 — RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS
     For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days or less than ten (10) days before the date of any such meeting or more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote or to give consent, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California General Corporation Law.
     If the board of directors does not so fix a record date:
          (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and
          (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.
SECTION 9 — QUORUM
     The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum of the shareholders for the transaction of business.
     The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

SECTION 10 — CONSENT OF ABSENTEES
     The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
     Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting, but not so included, if that objection is expressly made at the meeting.
SECTION 11 — ACTION WITHOUT MEETING
     Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notwithstanding the previous sentence, directors may be elected by written consent without a meeting only if the written consent of all outstanding shares entitled to vote is obtained, except that a vacancy in the board (other than a vacancy created by removal of a director) not filled by the board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.
     All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consent of the number of shares required to authorize the proposed action has been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.
     If the consents of all shareholders entitled to vote have been solicited in writing, and corporate action has been approved without a meeting by less than the unanimous written consent of those shareholders entitled to vote on such action, then the secretary shall give to those shareholders entitled to vote who have not consented in writing:
          (1) Notice of such approval at least ten (10) calendar days before the consummation of the action authorized by such approval, if the corporate action concerns (i) contracts or transactions in which a director has a direct or indirect financial interest, (ii) indemnification of agents of the corporation, (iii) reorganization, or (iv) a distribution in dissolution other than in accordance with the rights of the outstanding preferred shares.
          (2) Prompt notice of any other corporate action. The notice required by this Section 11 shall conform to the requirements of paragraph (b) of Section 8 of this Article II.
SECTION 12 — PROXIES
          Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney in fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the person executing the proxy or by a subsequent proxy executed by the same person and presented at the meeting; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that is irrevocable shall be governed by the provisions of the Corporations Code of California.

SECTION 13 — INSPECTORS OF ELECTION
     Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If inspectors of election are not so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.
     These inspectors shall:
          (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;
          (b) Receive votes, ballots or consents;
          (c) Hear and determine all challenges and questions in anyway arising in connection with the right to vote;
          (d) Count and tabulate all votes or consents;
          (e) Determine when the polls shall close;
          (f) Determine the result; and
          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.
ARTICLE III — DIRECTORS
SECTION 1 — POWERS
     Subject to limitations of the articles of incorporation, of the bylaws and of the California General Corporation Law as to action which shall be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:
     First: To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law or with the articles of incorporation or the bylaws, as they may deem best.
     Second: To select and remove all the other officers, agents and employees of the corporation, to prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or with the bylaws, to fix their compensation and to require from them security for faithful service.
     Third: To change the principal office for the transaction of the business of the corporation from one location to another within the same state, as provided in Article I, Section 1, hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Article I, Section 2, hereof; to designate any place within or without the State of California for the holding of any shareholders’ meeting or meetings except annual meetings; and to adopt, make and use a corporate seal, to prescribe the forms of certificates of stock and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such seal and such certificates shall at all times comply with the provisions of law.
     Fourth: To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, as dividends or in consideration of money paid, labor done or services actually rendered to the corporation or for its benefit or in its formation or reorganization, debts or securities cancelled, or tangible or intangible property actually received, but neither promissory notes of the purchaser, unless secured by property other than the shares acquired or otherwise permitted by the California Corporations Code, nor future services shall constitute payment or part payment for shares of the corporation.
     Fifth: To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.
     Sixth: To designate, by resolution adopted by a majority of the authorized number of directors, one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee shall have all the authority of the board to the extent provided in the resolution of the board or in the bylaws, except with respect to:
          (a) The approval of any action for which, under the General Corporation Law of California, also requires shareholders’ approval or approval of the outstanding shares;
          (b) The filling of vacancies on the board or in any committee;
          (c) The fixing of compensation of the directors for serving on the board or on any committee;
           (d) The amendment or repeal of bylaws or the adoption of new bylaws;
          (e) The amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable;
          (f) A distribution to the Shareholder of the corporation, except at a rate, in a periodic amount or within a price range set forth in the articles or determined by the board; or
          (g) The appointment of other committees of the board or the members thereof;
     Seventh: To declare dividends at such times and in such amounts as the condition of the affairs of the corporation may warrant.
     Eighth: Generally to exercise all of the powers and to perform all of the acts and duties that from time to time may be permitted by law appertaining to their office.
SECTION 2 — NUMBER OF DIRECTORS
     The authorized number of directors of the corporation shall be not less than six (6) nor more than nine (9). The exact number of authorized directors shall be nine (9) until changed, within the limits specified above, by an amendment to this Section 2, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by an amendment to the articles of incorporation or by an amendment to this Section 2 by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number or the minimum number of directors to less than five cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than 16–2/3 percent of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.
SECTION 3 — ELECTION AND TERM OF OFFICE
     The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected.
SECTION 4 — VACANCIES
     Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.
     A vacancy or vacancies in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director or if the authorized number of directors be increased or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.
     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.
     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.
SECTION 5 — PLACE OF MEETING
     Regular meetings of the board of directors shall be held at any place within or without the State of California which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation. Special meetings of the board may be held either at a place so designated or at the principal office. Members of the board may participate in a meeting through use of conference telephone or similar communication equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting by means of the above-described procedure shall constitute presence in person at such meeting.
SECTION 6 — ORGANIZATION MEETING
     Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of such meeting is hereby dispensed with.
SECTION 7 — SPECIAL MEETINGS
     Special meetings of the board of directors for any purpose or purposes shall be called at any time by the chairman of the board or the president or vice president or the secretary or any two directors.
     Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it appears upon the records of the corporation or, if it is not so shown or is not readily ascertainable, at the place in which the meetings of directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail in the place in which the principal office of the corporation is located at least four (4) days prior to the time of the meeting. In case such notice is delivered personally or telegraphed, it shall be so delivered or deposited with the telegraph company at least forty-eight (48) hours prior to the time of the meeting. Such mailing, telegraphing or delivery, as above provided, shall be due, legal and personal notice to such director.
SECTION 8 — ADJOURNMENT
     A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place.
SECTION 9 — NOTICE OF ADJOURNMENT
     If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

SECTION 10 — WAIVER OF NOTICE
     The transactions at any meeting of the board of directors, however called and noticed, or wherever held, shall be as valid as though such transactions had occurred at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice of or consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
SECTION 11 — QUORUM
     A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinabove provided. Every act or decision done or made by a majority of the directors at a meeting duly held at which a quorum is present shall be regarded as an act of the board of directors unless a greater number be required by law or by the articles of incorporation. However, a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.
SECTION 12 — FEES AND COMPENSATION
     Directors shall not receive any stated salary for their services as directors, but, by resolution of the board, a fixed fee, with or without expenses of attendance, may be allowed to directors not receiving monthly compensation for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent, employee or otherwise, and from receiving compensation therefor.
SECTION 13 — ACTION WITHOUT MEETING
     Any action required or permitted to be taken by the board of directors under the California General Corporation Law may be taken without a meeting if all members of the board individually or collectively consent in writing to such action. Such consent or consents shall be filed with the minutes of the meetings of the board. Any certificate or other document filed under the provision of the California General Corporation Law which relates to action so taken shall state that the action was taken by unanimous written consent of the board of directors without a meeting and that the bylaws authorized the directors to so do.

ARTICLE IV — OFFICERS
SECTION 1 — OFFICERS
     The officers of the corporation shall be a chairman of the board or a president or both, a secretary and chief financial officer (treasurer) and such other officers with such titles and duties as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.
SECTION 2 — ELECTION
     The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve or his successor shall be elected and qualified.
SECTION 3 — SUBORDINATE OFFICERS
     The board of directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.
SECTION 4 — REMOVAL AND RESIGNATION
     Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board, or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.
     Any officer may resign at any time by giving written notice to the board of directors or to the president or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 5 — VACANCIES
     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.

SECTION 6 — CHAIRMAN OF THE BOARD
     The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors and exercise and perform all such other powers and duties as may from time to time be assigned to him by the board of directors or prescribed by the bylaws.
SECTION 7 — PRESIDENT
     The president shall, subject to the board of directors, have general supervision, direction and control of the business and of other officers and employees of the corporation. He shall preside at all meetings of the shareholders and, if there is no regular, appointed chairman of the board or if such chairman is absent, at all meetings of the board of directors. He shall be ex officio a member of all standing committees, including the executive committee, if any, and shall have general powers and duties of management, together with such other powers and duties as may be prescribed by the board of directors.
SECTION 8 — VICE PRESIDENTS
     In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board of directors or, if not ranked, the vice president designated by the board of directors shall perform all the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Each vice president shall have such other powers and shall perform such other duties as from time to time may be prescribed for him by the board of directors or the bylaws.
SECTION 9 — SECRETARY
     The secretary shall keep, or cause to be kept, a book of minutes at the principal office, or such other place as the board of directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.
     The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register or a duplicate share register showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and the date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, shall keep the seal of the corporation in safe custody and shall have such other powers and shall perform such other duties as may be prescribed by the board of directors or the bylaws.
SECTION 10 — ASSISTANT SECRETARIES
     In the absence or disability of the secretary, the assistant secretaries in order of their rank as fixed by the board of directors or, if not ranked, the assistant secretary designated by the board of directors shall perform all the duties of the secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the secretary. Each assistant secretary shall have such other powers and shall perform such other duties as from time to time may be prescribed for him by the board of directors or the bylaws.
SECTION 11 — TREASURER
     The chief financial officer shall be the treasurer. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.
     The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall be responsible for the proper disbursement of the funds of the corporation as may be ordered by the board of directors and shall render to the president or directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation. The treasurer shall prepare a proper annual budget of income and expenses for each calendar year, revised quarterly, for approval of or revision by the board of directors and shall be responsible for the handling of finances in connection therewith. He shall have such other powers and shall perform such other duties as may be prescribed by the board of directors. He shall see that all officers signing checks are bonded in such amounts as may be fixed from time to time by the board of directors.
SECTION 12 — ASSISTANT FINANCIAL OFFICERS
     In the absence of or disability of the treasurer, the assistant financial officers in order of their rank or, if not ranked, the assistant financial officer designated by the board of directors shall perform all the duties of the treasurer and, when so acting, shall have the powers of and be subject to all the restrictions upon the treasurer. Each assistant financial officer shall have such other powers and perform such other duties as from time to time may be prescribed for him by the board of directors or the bylaws.
ARTICLE V — SHARES OF STOCK
SECTION 1 — FORM AND ISSUANCE OF SHARES
     The shares of the capital stock of the corporation shall be certificated or uncertificated in such form consistent with the articles of incorporation and the laws of the State of California as shall be approved by the board of directors. A share or shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the board of directors may authorize the issuance of shares as partly paid provided that these shares shall state the amount of the consideration to be paid for them and the amount paid. All certificated shares shall be signed by the chairman or vice chairman of the board or the president or a vice president, and by the treasurer or an assistant financial officer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.
SECTION 2 — FRACTIONAL SHARES
     The corporation may issue, sell or transfer fractional shares.
SECTION 3 — TRANSFER OF SHARES
     Subject to the provisions of law, shares shall be transferable only on the books of the corporation by the person entitled thereto upon presentment of proper evidence of succession, assignment or authority to transfer shares in compliance with customary procedures for transferring shares in uncertificated form or upon surrender of the outstanding certificate thereto.
SECTION 4 — LOST OR DESTROYED CERTIFICATE
     The holder of any shares of stock of the corporation shall immediately notify the corporation of any loss or destruction of the certificate therefor, and the corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, upon approval of the board of directors. The board may, in its discretion, as a condition to authorizing the issue of such new certificate, require the owner of the lost or destroyed certificate, or his legal representative, to make proof satisfactory to the board of directors of the loss or destruction thereof and to give the corporation a bond or other security, in such amount and with such surety or sureties as the board of directors may determine, as indemnity against any claim that may be made against the corporation on account of any such certificate so alleged to have been lost or destroyed.
ARTICLE VI — MISCELLANEOUS
SECTION 1 — INDEMNITY OF OFFICERS, DIRECTORS, EMPLOYEES AND OTHER AGENTS
     The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceedings if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceeding, with no reasonable cause to believe the conduct of such person to be unlawful. The termination of any proceeding of judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the his conduct was unlawful except that no indemnification shall be made:
     (1) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person’s duty to the corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;
     (2) of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or
     (3) of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.
     Any indemnification under this Section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct, by:
     (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding; or
     (2) Approval of the shareholders by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of shareholders as provided in Article II, section 11, with the shares owned by the person to be indemnified not being entitled to vote thereon.
     Upon written request of an agent seeking indemnification under this Section, the Board by majority vote shall promptly make a determination in good faith as to whether the applicable standard of conduct has been met. If a positive determination is made, indemnification shall be authorized forthwith if the directors approving the determination includes a majority of a quorum of directors not parties to the proceeding; otherwise the question of authorization by the shareholders shall be put to a shareholder vote no later than the date of the next annual meeting and said question shall be included in any management proxy solicitation for or prior to said meeting.
     Expenses incurred in defending any proceeding shall be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount, unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Section.
     For the purposes of this Section, “agent” means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification.
     The right of indemnification provided for herein (a) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, bylaw or article provision, vote of shareholders or directors or otherwise, (b) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (c) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder, and (d) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.
     The corporation has full power and authority to extend any of the indemnification benefits provided for in this Section 1 to any officer or agent of the corporation, but the corporation is under no obligation to extend such benefits to any person who is not entitled thereto by law or pursuant to the first paragraph of this section 1.
SECTION 2 — SHAREHOLDER INSPECTION OF BYLAWS
     The corporation shall keep at its principal office in this state, for the transaction of business, the original, or a copy, of the bylaws and any amendments thereto, certified by the secretary, which shall be open to inspection by shareholders at all reasonable times during office hours.
SECTION 3 — MAINTENANCE AND INSPECTION OF RECORDS OF SHAREHOLDERS
     The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.
     A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders’ names, addresses and shareholdings, during usual business hours on five (5) days’ prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder or shareholders by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 3 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.
SECTION 4 — SHAREHOLDER INSPECTION OF CORPORATE RECORDS
     The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.
SECTION 5 — INSPECTION BY DIRECTORS
     Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.
SECTION 6 — CHECKS, DRAFTS, ETC.
     All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the board of directors.

SECTION 7 — CONTRACTS, ETC., HOW EXECUTED
     The board of directors, except as otherwise provided in these bylaws, may authorize any officer, or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances; and, unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.
SECTION 8 — REPRESENTATION OF SHARES OF OTHER CORPORATIONS
     The president or, in the event of his absence or inability to serve, any vice president and the secretary or assistant secretary of this corporation are authorized to vote, represent and exercise, on behalf of this corporation, all rights incidental to any and all shares of any other corporation standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.
SECTION 9 — ANNUAL REPORT
     The annual report to shareholders referred to the California Corporations Code, and subject to the limitations thereof, is expressly waived, but the board of directors of the corporation may cause to be sent to the shareholders, not later than one hundred twenty (120) days after the close of the fiscal or calendar year, an annual report in such form as may be deemed appropriate by the board of directors.
SECTION 10 — ANNUAL STATEMENT OF GENERAL INFORMATION
     The corporation shall, each year during the calendar month in which its articles of incorporation originally were filed with the California Secretary of State, or during the preceding five (5) calendar months, file with the Secretary of State, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary and chief financial officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with the California Corporations Code.
ARTICLE VII — AMENDMENTS TO BYLAWS
SECTION 1 — AMENDMENTS BY SHAREHOLDERS
     New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of the shareholders entitled to exercise a majority of the voting power of the corporation, except as otherwise provided by either of these laws, these bylaws or the articles of the corporation; provided, however, that if the articles of incorporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.
SECTION 2 — AMENDMENT BY DIRECTORS
     Subject to the rights of the shareholders as provided in Section 1 of this Article VII to adopt, amend or repeal bylaws, bylaws may be adopted, amended, or repealed by the board of directors; provided, however, that the board of directors may adopt a bylaw or amendment of a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the articles of incorporation or in Section 2 of Article III of these bylaws.